SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)         March 20, 1997

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION
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             (Exact name of Registrant as specified in its Charter)

                                    DELAWARE
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                 (State of other jurisdiction of incorporation)

0-16753                                      58-1722085
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Commission File No.                          I.R.S. Employer Identification

130 Cedar Street, New York, NY               10006
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Address of principal                         Zip Code
executive offices

(212) 306-6100
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Registrant's telephone number,
including area code

5.    OTHER EVENTS

      The Registrant (the "Company"), on March 20, 1997, completed a minimum of a Private Placement Offering pursuant to Regulation "D", wherein the Company sold a minimum of $900,000 of 12% Secured Convertible Promissory Notes to three subscribers. The balance of the Offering comprises an additional $200,000 of 12% Secured Convertible Promissory Notes, and the Offering will remain open until April 30, 1997.

      The 12% Secured Convertible promissory Notes are convertible into shares of Common Stock of the Company at the five day closing market average for a period of two years from the date of the issuance of the Notes. The Notes are automatically converted at the end of the term if holders have not exercised their right to convert prior to the expiration date of the Notes.

      The 12% interest is payable by the Company quarterly in cash or in shares of Common Stock, at the option of the Company, based upon the five day closing market average price of the Company's common Stock.

      The Company agreed to provide cost-free registration rights and piggyback registration rights to subscribers who purchased the Notes with respect to the underlying shares of Common Stock that would be converted pursuant to the Promissory Notes.

      The security pledged by the Company as collateral for the Promissory Notes are 500,000 shares of the Restricted Common Stock owned by the Company in INSCI Corp., a former majority-owned subsidiary corporation. The Company has the right to pre-pay the Notes and interest at any time during the term of said Notes. Additionally, Noteholders have also been granted one warrant for each $1.00 of Promissory Note or a minimum of 900,000 shares of Common Stock Purchase Warrants exercisable at $1.00 per share for a period of five years from the closing date. Noteholders receive cost-free registration rights with respect to the underlying shares for the Common Stock Purchase Warrants.

      The Company agreed to pay to Amerivet Dymally, Inc., a licensed broker/dealer, $90,000 in commissions as a result of Amerivet Dymally, Inc. selling $900,000 of Secured Promissory Notes in the Offering.

                                    EXHIBITS

      1.    Copy of the Private Placement Term Sheet
      2.    Copy of the 12% Secured promissory Notes
      3.    Copy of the Common Stock Purchase Warrants

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undresigned hereunto duly authorized.

Dated:        New York, New York
              April   , 1997


                              INFORMATION MANAGEMENT
                              TECHNOLOGIES CORPORATION
                              ---------------------------------------
                              (Registrant)


                              /s/ JOSEPH GITTO
                              ---------------------------------------
                              JOSEPH GITTO
                              President and CFO